UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 17, 2005
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Restricted Stock Awards to Executive Officers
     On August 17, 2005, the Incentive Compensation Plan Committee and Compensation Committee of Alon USA Energy, Inc. (the “Company”) granted to Jimmy C. Crosby, Vice President of Supply and Planning, the right to purchase 3,000 restricted shares of the Company’s common stock and to Joseph Israel, Vice President of Mergers and Acquisitions, the right to purchase 2,666 restricted shares of the Company’s common stock, in each case at a price per share of $12.00. The grants were made pursuant to Section 8 of the Company’s 2005 Incentive Compensation Plan and the shares subject to the grant will vest in equal installments on the first, second and third anniversaries of the date of grant. These awards will be evidenced by agreements in the form adopted by the Company for the purpose of evidencing grants of this type, which form is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

10.1	Form of Restricted Stock Award Agreement relating to Participant Grants Pursuant to Section 8 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: August 23, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Form of Restricted Stock Award Agreement relating to Participant Grants Pursuant to Section 8 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan